EXHIBIT 99.1

News Release
CONTACT:
Michael Perlman
Assistant Treasurer
KLX Inc.
(561) 383-5100

KLX INC. REPORTS THIRD QUARTER FINANCIAL RESULTS:

STRONG SALES AND EARNINGS EXCEED EXPECTATIONS

WELLINGTON, FL, December 8, 2016 — KLX Inc. (the “Company”) (NASDAQ: KLXI), the world’s leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today reported its third fiscal quarter ended October 31, 2016 financial results.

On a GAAP basis, consolidated third quarter 2016 revenues of $389.0 million increased $24.0 million or 6.6 percent, operating earnings of $38.6 million increased $657.9 million, net earnings of $19.8 million and net earnings per diluted share of $0.38 increased $420.6 million and $8.06 per diluted share, respectively, as compared to the third quarter of 2015.

The Company’s prior year third quarter results included a non-cash pre-tax impairment charge of $640.2 million, or $(7.71) per share associated with its Energy Services Group (“ESG”). For comparability purposes, the following information provided for the prior year three month period ended October 31, 2015 is presented to exclude this charge unless otherwise indicated. For more information, see “Reconciliation of Non-GAAP Financial Measures.”

THIRD QUARTER HIGHLIGHTS COMPARED WITH PRIOR YEAR

•                  Consolidated revenues increased 6.6 percent, driven by an approximate 13.7 percent increase in Aerospace Solutions Group (“ASG”) revenues

•                  ASG generated approximately 4.5 percent organic revenue growth

•                  Consolidated operating earnings of $38.6 million increased $17.7 million or 84.7 percent

•                  Net earnings and net earnings per diluted share, adjusted to exclude amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill (“Adjusted Net Earnings”) were $29.5 million and $0.57 per diluted share, representing increases of 163.4 percent and 171.4 percent, respectively

•                  Free cash flow of $53.1 million was 180 percent of Adjusted Net Earnings

Amin J. Khoury, KLX’s Chairman and Chief Executive Officer, stated, “Our third quarter results reflect strong performance from our ASG segment and continued improvement from our ESG segment.

Mr. Khoury continued, “As compared with the prior year, our ASG segment generated a 13.7 percent increase in revenues, driven by an approximate 4.5 percent organic revenue increase, as well as the contribution from our acquired Herndon military aftermarket business. From a channel perspective, organic revenue growth from commercial aerospace manufacturing customers and aftermarket customers increased approximately 5.8 percent and 4.2 percent, respectively, partially offset by a decrease in sales to legacy military manufacturing customers.”

Mr. Khoury, concluded, “Our ESG segment’s third quarter performance reflected continued benefits from our cost reduction program. ESG’s third quarter cash burn rate (defined as EBITDA before non-cash compensation expense less capital expenditures) of $11.2 million represented a 71.9 percent or $28.6 million improvement as compared to the same period of the prior year. As compared to the immediately preceding quarter, ESG generated a 24.5 percent increase in revenues, a 23.8 percent improvement in operating earnings and a 23.3 percent improvement in cash burn rate. Overall, the ESG business performed very well as compared to industry peers.”

THIRD QUARTER ENDED OCTOBER 31, 2016 CONSOLIDATED RESULTS

As compared with the prior year, third quarter 2016 revenues of $389.0 million increased 6.6 percent. The consolidated results reflect a 13.7 percent or $42.1 million increase in ASG revenues, partially offset by an $18.1 million decline in ESG revenues.

Operating earnings increased $17.7 million or 84.7 percent to $38.6 million and operating margin was 9.9 percent. Operating earnings were negatively impacted by approximately $3.5 million of costs and expenses associated with the recent Herndon acquisition.

Third quarter 2016 Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $29.5 million and $0.57 per diluted share, representing increases of 163.4 percent and 171.4 percent, respectively. Free cash flow was $53.1 million or 180 percent of Adjusted Net Earnings.

We have presented Adjusted Net Earnings and Adjusted Earnings per diluted share to reflect net earnings before amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). See “Reconciliation of Non-GAAP Financial Measures.”

THIRD QUARTER 2016 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings (loss), presented on a GAAP basis, as well as exclusive of the 2015 non-cash impairment charge ($ in millions):

REVENUES

THREE MONTHS ENDED

Segment	October 31, 2016	October 31, 2015	% Change
Aerospace Solutions Group	$348.8	$306.7	13.7%
Energy Services Group	40.2	58.3	(31.0)%
Total	$389.0	$365.0	6.6%

GAAP OPERATING EARNINGS (LOSS)

THREE MONTHS ENDED

Segment	October 31, 2016 (1)	October 31, 2015	% Change
Aerospace Solutions Group	$56.5	$47.8	18.2%
Energy Services Group	(17.9)	(667.1)	97.3%
Total	$38.6	$(619.3)	nm

OPERATING EARNINGS (LOSS)

THREE MONTHS ENDED

Segment	October 31, 2016 (1)	October 31, 2015 (2)	% Change
Aerospace Solutions Group	$56.5	$47.8	18.2%
Energy Services Group	(17.9)	(26.9)	33.5%
Total	$38.6	$20.9	84.7%

(1) Includes Herndon acquisition and integration related expenses

(2) Excludes ESG impairment charge

Third quarter 2016 ASG revenues of $348.8 million increased 13.7 percent as compared to the three month period ended October 31, 2015. ASG’s third quarter 2016 operating earnings of $56.5 million increased 18.2 percent when compared to the prior year, and operating margin was 16.2 percent. ASG’s operating margin was negatively impacted by the margin dilutive impact of the Herndon acquisition and approximately $3.5 million of Herndon acquisition and integration costs.

Mr. Khoury commented, “Compared to the prior year, organic revenue growth from our commercial aerospace manufacturing and aftermarket customers were up 5.8 percent and 4.2 percent, respectively, partially offset by a decline in sales to military manufacturing customers.”

Third quarter 2016 ESG revenues were $40.2 million, and declined $18.1 million or 31.0 percent as compared to the prior year, while operating loss improved by 33.5 percent to $(17.9) million. Despite the 31.0 percent decline in revenues, cash burn rate improved by $28.6 million or 71.9 percent to $11.2 million. On a sequential quarterly basis, revenues increased by $7.9 million or 24.5 percent, while the operating loss was reduced by $5.6 million or 23.8 percent.

Commenting on the ESG segment, Mr. Khoury noted, “Our third quarter results improved upon the encouraging trends we reported in the second quarter. ESG’s performance reflected continued benefits from our cost reduction program. Our cash burn rate improved by $28.6 million or 71.9 percent as compared to the prior year, and by $3.4 million or 23.3 percent as compared to the prior quarter.”

NINE MONTHS ENDED OCTOBER 31, 2016 CONSOLIDATED RESULTS

On a GAAP basis for the nine months ended October 31, 2016, consolidated revenues of $1.15 billion decreased 5.0 percent, while operating earnings of $102.7 million increased $641.7 million. Net earnings and net earnings per diluted share of $35.6 million and $0.68 per diluted share, increased $411.1 million and $7.87 per diluted share, respectively, as compared with the prior year period.

The Company’s prior year nine month period ended October 31, 2015 included a $640.2 million non-cash pre-tax impairment charge associated with its Energy Services Group. For comparability purposes, the prior year nine month period is presented to exclude this charge unless otherwise indicated. For more information, see “Reconciliation of Non-GAAP Financial Measures.”

For the nine months ended October 31, 2016, Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $75.3 million and $1.44 per diluted share. Free cash flow for the nine month period was $105.2 million, or approximately 140 percent of Adjusted Net Earnings.

We have presented Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). See “Reconciliation of Non-GAAP Financial Measures.”

NINE MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings (loss), presented on a GAAP basis, as well as exclusive of the 2015 non-cash impairment charge, for the nine month period ended October 31, 2015 ($ in millions):

REVENUES

NINE MONTHS ENDED

Segment	October 31, 2016	October 31, 2015	% Change
Aerospace Solutions Group	$1,039.0	$1,006.4	3.2%
Energy Services Group	109.6	202.8	(46.0)%
Total	$1,148.6	$1,209.2	(5.0)%

GAAP OPERATING EARNINGS (LOSS)

NINE MONTHS ENDED

Segment	October 31, 2016 (1)	October 31, 2015	% Change
Aerospace Solutions Group	$174.9	$167.7	4.3%
Energy Services Group	(72.2)	(706.7)	89.8%
Total	$102.7	$(539.0)	nm

OPERATING EARNINGS (LOSS)

NINE MONTHS ENDED

Segment	October 31, 2016 (1)	October 31, 2015 (2)	% Change
Aerospace Solutions Group	$174.9	$167.7	4.3%
Energy Services Group	(72.2)	(66.5)	(8.6)%
Total	$102.7	$101.2	1.5%

(1) Includes Herndon acquisition and integration related expenses

(2) Excludes ESG impairment charge

For the nine months ended October 31, 2016, ASG revenues of $1.04 billion increased 3.2 percent compared to the same period in the prior year. ASG operating earnings of $174.9 million and operating margin of 16.8 percent improved by $7.2 million or 4.3 percent, despite the margin dilutive impact of the Herndon acquisition and related integration costs.

For the nine months ended October 31, 2016, ESG revenues of $109.6 million declined by $93.2 million or 46.0 percent, as compared to the prior year, while operating loss increased by $5.7 million to $(72.2) million.

LIQUIDITY

For the nine month period ended October 31, 2016, the Company generated free cash flow of $105.2 million or approximately 295 percent of net earnings and 140 percent of Adjusted Net Earnings. As of October 31, 2016, cash was approximately $298 million. Total long-term debt of $1.2 billion less cash, resulted in net debt of approximately $902 million, and the Company’s net debt to net capital ratio was approximately 29 percent. There were no borrowings outstanding under the Company’s $750.0 million credit facility. During the quarter, KLX repurchased approximately $5 million of its common shares at an average price of $33.39 per share. Total share repurchases for fiscal year 2016 to date have been approximately $10.5 million at an average price of $31.63.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury stated, “We believe the strong performance at ASG and the improved performance of ESG in the third quarter of 2016 reflects the fundamental progress we have made in both our businesses, and gives us the confidence to provide both consolidated and segment level guidance for 2017. We expect to report strong financial results for the fourth quarter of 2016, with revenues and operating earnings approximately consistent with the financial results reported for the third quarter of 2016 and reflecting excellent comparisons to the same period of the prior year.”

Mr. Khoury continued, “On a consolidated basis for 2017 we expect sales to increase eight-to-ten percent, with mid-single digit revenue growth at ASG driven by market share gains and increased aftermarket demand. With respect to ESG, the Company expects an approximate thirty percent increase in revenues, a continued improvement in operating earnings and to reach EBITDA breakeven on a quarterly basis during third or fourth quarter of 2017.”

Mr. Khoury concluded, “As a result of this strong revenue growth and a continuation of our cost discipline at both businesses, we expect consolidated operating earnings to increase approximately forty percent, net earnings to increase approximately 60 percent and Adjusted Net Earnings to increase approximately 33 percent. In addition, we expect free cash flow to come in at approximately 230 percent of net earnings and 125 percent of Adjusted Net Earnings as we continue to prudently manage working capital and limit our capital expenditures to maintenance and select high return investments.”

This release includes “Adjusted Net Earnings” and “Adjusted Earnings per Diluted Share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release includes “free cash flow” and “ESG EBITDA” in each case excluding depreciation and amortization and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is the world’s leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to the oil and gas industry on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

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KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2016	October 31, 2015	October 31, 2016	October 31, 2015

Revenues	$389.0	$365.0	$1,148.6	$1,209.2
Cost of sales	289.0	279.1	864.0	918.3
Selling, general and administrative	61.4	65.0	181.9	189.7
Asset impairment	—	640.2	—	640.2

Operating earnings (loss)	38.6	(619.3)	102.7	(539.0)

Interest expense	18.8	19.0	56.8	58.2

Earnings (loss) before income taxes	19.8	(638.3)	45.9	(597.2)

Income tax expense (benefit)	—	(237.5)	10.3	(221.7)

Net earnings (loss)	$19.8	$(400.8)	$35.6	$(375.5)

Net earnings (loss) per common share:
Basic	$0.38	$(7.68)	$0.69	$(7.19)
Diluted	$0.38	$(7.68)	$0.68	$(7.19)

Weighted average common shares:
Basic	51.8	52.2	51.9	52.2
Diluted	52.2	52.2	52.2	52.2

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KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	October 31,	January 31,
	2016	2016
ASSETS

Current assets:
Cash and cash equivalents	$297.7	$427.8
Accounts receivable	294.0	259.6
Inventories	1,362.1	1,295.3
Other current assets	34.7	40.1
Total current assets	1,988.5	2,022.8
Long-term assets	1,740.1	1,668.2
	$3,728.6	$3,691.0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$267.3	$261.2
Total long-term liabilities	1,223.8	1,227.3
Total stockholders’ equity	2,237.5	2,202.5
	$3,728.6	$3,691.0

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KLX INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	NINE MONTHS ENDED
	October 31, 2016	October 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$35.6	$(375.5)
Adjustments to reconcile net earnings (loss) to net cash flows provided by operating activities:
Depreciation and amortization	50.6	59.8
Deferred income taxes	6.5	(226.6)
Asset impairment	—	640.2
Non-cash compensation	14.7	10.9
Amortization of deferred financing fees	3.2	2.9
Tax impact from prior sales of restricted stock	—	(0.9)
Provision for doubtful accounts	(0.1)	0.9
Loss on disposal of property, equipment and other, net	4.3	2.8
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(22.2)	33.6
Inventories	35.3	9.0
Other current and non-current assets	9.3	4.7
Accounts payable	2.7	(0.1)
Other current and non-current liabilities	(0.8)	35.8
Net cash flows provided by operating activities	139.1	197.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(33.9)	(106.4)
Acquisitions, net of cash acquired	(220.8)	1.0
Net cash flows used in investing activities	(254.7)	(105.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(13.5)	(0.1)
Cash proceeds from stock issuance	0.8	0.7
Tax impact from prior sales of restricted stock	—	0.9
Deferred acquisition payments	—	(90.8)
Net cash flows used in financing activities	(12.7)	(89.3)

Effect of foreign exchange rate changes on cash and cash equivalents	(1.8)	(1.0)

Net (decrease) increase in cash and cash equivalents	(130.1)	1.8
Cash and cash equivalents, beginning of period	427.8	447.2
Cash and cash equivalents, end of period	$297.7	$449.0

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “adjusted net earnings” and “adjusted earnings per diluted share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release also includes “free cash flow,” which is defined as net cash flows from operating activities less capital expenditures, which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the costs as defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings or net earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS (LOSS) PER DILUTED SHARE

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2016	October 31, 2015	October 31, 2016	October 31, 2015
Net earnings (loss)	$19.8	$(400.8)	$35.6	$(375.5)
Amortization expense	4.8	$5.8	14.7	19.1
Non-cash compensation	4.9	$3.5	14.7	10.9
Income taxes	—	$(237.5)	10.3	(221.7)
Asset impairment	—	$640.2	—	640.2
Adjusted earnings before tax expense	29.5	$11.2	75.3	73.0
Income taxes at normalized rate *	—	$4.2	20.7	27.1
Less: impact of goodwill deduction *	—	$4.2	20.7	27.1
Adjusted income taxes	—	$—	—	—
Adjusted net earnings	$29.5	$11.2	$75.3	$73.0
Adjusted net earnings per diluted share	$0.57	$0.21	$1.44	$1.40

Diluted weighted average shares	52.2	52.2	52.2	52.2

* For purposes of this calculation, tax benefit of goodwill deduction is limited to income taxes at the normalized rate.  Tax benefit of goodwill deduction has been excluded for the three months ended October 31, 2016 due to a one-time tax benefit which eliminated our current period tax expense, and our estimated rate for fiscal year 2016 of 27.5% was applied to adjusted earnings before tax expense for the nine months ended October 31, 2016 (37.1% in 2015).

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS (LOSS)

TO ADJUSTED OPERATING EARNINGS

(In Millions)

	THREE MONTHS ENDED
	October 31, 2016	October 31, 2015
Operating earnings (loss)	$38.6	$(619.3)
Asset impairment	—	640.2
Adjusted operating earnings	$38.6	$20.9

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING LOSS

TO ADJUSTED OPERATING LOSS

(In Millions)

	THREE MONTHS ENDED
	October 31, 2016	October 31, 2015
ESG operating loss	$(17.9)	$(667.1)
Asset impairment	—	640.2
Adjusted ESG operating loss	$(17.9)	$(26.9)

RECONCILIATION OF NET CASH FLOWS PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	THREE MONTHS ENDED
	October 31, 2016	October 31, 2015
Net cash flows provided by operating activities	$61.7	$67.1
Capital expenditures	(8.6)	(36.3)
Free cash flow	$53.1	$30.8

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS (LOSS)

TO ADJUSTED OPERATING EARNINGS

(In Millions)

	NINE MONTHS ENDED
	October 31, 2016	October 31, 2015
Operating earnings (loss)	$102.7	$(539.0)
Asset impairment	—	640.2
Adjusted operating earnings	$102.7	$101.2

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING LOSS

TO ADJUSTED OPERATING LOSS

(In Millions)

	NINE MONTHS ENDED
	October 31, 2016	October 31, 2015
ESG operating loss	$(72.2)	$(706.7)
Asset impairment	—	640.2
Adjusted ESG operating loss	$(72.2)	$(66.5)

RECONCILIATION OF NET CASH FLOWS PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	NINE MONTHS ENDED
	October 31, 2016	October 31, 2015
Net cash flows provided by operating activities	$139.1	$197.5
Capital expenditures	(33.9)	(106.4)
Free cash flow	$105.2	$91.1

ENERGY SERVICES GROUP

RECONCILIATION OF OPERATING LOSS

TO CASH BURN RATE

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2016	October 31, 2015	October 31, 2016	October 31, 2015
Operating loss	$(17.9)	$(667.1)	$(72.2)	$(706.7)
Asset impairment	—	640.2	—	640.2
Adjusted operating loss	(17.9)	(26.9)	(72.2)	(66.5)
Depreciation and amortization	9.0	10.3	27.8	38.7
Non-cash compensation	2.2	1.2	6.5	2.5
Adjusted EBITDA (loss)	(6.7)	(15.4)	(37.9)	(25.3)
Capital expenditures	(4.5)	(24.4)	(23.5)	(83.0)
Cash burn rate	$(11.2)	$(39.8)	$(61.4)	$(108.3)

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